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                        Daimler-Benz Vehicle Trust 1996-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.


Collection Period: February 1997
Distribution Date: 3/20/97

Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                        Per $1,000 of Original
                                                                                           Class A/Class B
                                                                                          Certificate Amount
                                                                                        ----------------------
   (i)  Principal Distribution
            Class A Amount                                             $ 26,011,825.45        $32.711536
            Class B Amount                                             $  2,215,874.45        $32.711536

  (ii)  Interest Distribution
            Class A Amount                                             $  3,446,256.12        $4.333888
            Class B Amount                                             $    293,576.89        $4.333888

 (iii)  Monthly Servicing Fee                                          $    639,287.69        $0.740836
            Monthly Supplemental Servicing Fee                         $          0.00        $0.000000
            Class A Percentage of the Servicing Fee                    $    589,103.61        $0.740836
            Class A Percentage of the Supplemental Servicing Fee       $          0.00        $0.000000
            Class B Percentage of the Servicing Fee                    $     50,184.08        $0.740835
            Class B Percentage of the Supplemental Servicing Fee       $          0.00

  (iv)  Class A Principal Balance (end of Collection Period)           $680,912,505.89
        Class A Pool Factor (end of Collection Period)                       85.629108%
        Class B Principal Balance (end of Collection Period)           $ 58,005,026.27
        Class B Pool Factor (end of Collection Period)                       85.629108%

   (v)  Pool Balance (end of Collection Period)                        $738,917,532.16

  (vi)  Class A Interest Carryover Shortfall                           $          0.00
        Class A Principal Carryover Shortfall                          $          0.00
        Class B Interest Carryover Shortfall                           $          0.00
        Class B Principal Carryover Shortfall                          $          0.00

 (vii)  Amount Otherwise Distributable to the Seller
          that is Distributed to Either the Class A or
          Class B Certificateholders                                   $          0.00        $0.000000


(viii)  Balance of the Reserve Fund Property (end of
          Collection Period)
            Class A Amount                                             $25,887,839.54
            Class B Amount                                             $         0.00

  (ix)  Aggregate Purchase Amount of Receivables repurchased
          by the Seller or the Servicer                                $         0.00
